EXHIBIT 10.6
                                                                    ------------



                      SPECTRASITE NEWCO PURCHASE AGREEMENT

         THIS SPECTRASITE NEWCO PURCHASE AGREEMENT (this "Agreement") is dated as of May 15, 2002, by and among Cingular Wireless LLC, a Delaware limited liability company ("Buyer"), SpectraSite Holdings, Inc., a Delaware corporation ("Seller Parent"), Southern Towers, Inc., a Delaware corporation ("Seller"), SpectraSite Communications, Inc., a Delaware corporation ("SCI"), and CA/NV Tower Holdings, LLC, a Delaware limited liability company (the "Company").

                                    PREAMBLE

         WHEREAS, Seller is the lessee or sublessee of the cell site locations set forth on Exhibit A (the "Sites") pursuant to that certain Lease and Sublease, dated as of December 14, 2000, by and among SBC Tower Holdings LLC, SBC Wireless LLC, Seller and Seller Parent as heretofore amended or affected by various side letters (the "Master Lease"); and

         WHEREAS, Seller has formed the Company, and immediately prior to the Closing will contribute thereto, pursuant to the Southern Towers Assignment and Assumption Agreement attached hereto as Exhibit B (the "Assignment and Assumption Agreement"), all of the Contributed Assets; and

         WHEREAS, pursuant to the terms and conditions set forth herein, Buyer will purchase from Seller, and Seller will sell to Buyer, 100% of the membership interest in the Company (the "Membership Interest").

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                           SALE OF MEMBERSHIP INTEREST

1.1      SALE OF INTEREST.

         At the closing of the transactions contemplated by this Agreement (the "Closing"), Seller shall sell, assign, transfer, convey and deliver to Buyer, free and clear of any and all Liens, and Buyer shall purchase, the Membership Interest.

1.2      PURCHASE PRICE.

         Except as set forth in the next sentence, the aggregate purchase price for the Membership Interest shall be Ninety Eight Million Dollars ($98,000,000). In the event that Sections 1(a)(i) and 2 of the Unwind Side Letter do not become effective simultaneously with the Closing in accordance with Section 7 of the Unwind Side Letter, the aggregate purchase price for the Membership Interest shall be One Hundred Eight Million Dollars ($108,000,000).

1.3      PAYMENT OF PURCHASE PRICE.

         At the Closing, Buyer shall pay or deliver to Seller the consideration set forth in Section 1.2 (the "Purchase Price") by wire transfer in immediately available funds to an account designated in writing by Seller.

1.4      TRANSFER TAXES; ASSET TRANSFERS.

         Seller and Seller Parent shall jointly and severally be responsible for the payment of all state and local sales, documentary and other transfer Taxes, if any, due as a result of the transactions contemplated or required by this Agreement including the Assignment and Assumption Agreement. Seller and Seller Parent agree to jointly file all necessary tax returns and other documents required to be filed with respect to all such Taxes. The parties will cooperate to the extent reasonably necessary to make such filings or returns as may be required.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                            OF SELLER AND THE COMPANY

         Seller and Seller Parent hereby jointly and severally represent and warrant, and the Company, solely with respect to itself, hereby represents and warrants, to Buyer as follows:

2.1      ORGANIZATION, STANDING AND POWER.

         (a) Each of Seller and Seller Parent is a Delaware corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

         (b) The Company is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the power and authority to carry on its business and to own, lease and operate the Contributed Assets. On the Closing Date, the Company will be duly qualified or licensed to transact business as a foreign limited liability company in good standing in the states of the United States and foreign jurisdictions where the character of the Contributed Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company. At all times since its formation, the Company's operating agreement has been in the form of the Company Operating Agreement.

2.2      AUTHORITY; NO BREACH BY AGREEMENT.

         (a) Each of Seller and Seller Parent has the corporate power and authority necessary to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of Seller and Seller Parent. This Agreement represent the legal, valid, and binding obligation of Seller and Seller Parent, enforceable against Seller and Seller Parent in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally, subject to general equitable principles.

         (b) The Company has the power and authority necessary to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary limited liability company action in respect thereof on the part of the Company. This Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally, subject to general equitable principles. The Company is not in Default under any of the provisions of its certificate of formation or operating agreement (or other governing instruments).

         (c) Except as set forth in Section 2.2 of the Seller Disclosure Memorandum, neither the execution and delivery of this Agreement by Seller, Seller Parent or the Company, nor the consummation by Seller, Seller Parent or the Company of the transactions contemplated hereby, nor compliance by Seller, Seller Parent or the Company with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of any Seller Entity's certificate of incorporation, bylaws, operating agreement or other organizational documents, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Contributed Asset under, any Contract, Law or Permit of any Seller Entity, except where such Default or Lien, or any failure to obtain such Consent, would not have a material adverse effect on Seller, Seller Parent or the Company or the ability of Seller, Seller Parent or the Company to consummate the transactions contemplated hereby or (iii) constitute or result in a Default under, or require any Consent pursuant to, any Order applicable to any Seller Entity or any of their respective assets. The consummation by Seller Parent or Intermediate Holdings, LLC, its wholly owned Subsidiary, of the recapitalization transactions contemplated by Section 6.2(j) shall not conflict with, or result in a Default under, this Agreement or any of the other transactions contemplated hereby. Notwithstanding anything to the contrary herein, no representation or warranty is being made by the Seller Entities as to whether the Consent of any landlord under any Ground Lease is required to consummate the transactions contemplated hereby, except that no Seller Entity has received any written notice from any Person that any such Consent is required nor has any Seller Entity taken, or caused to be taken, any action since the Applicable SBC Closing Date that would result in any such Consent being required.

         (d) No notice to, filing with, or Consent of, any Regulatory Authority is necessary for the consummation by Seller, Seller Parent or the Company of the transactions contemplated hereby, except any filing as may be required under the Hart-Scott-Rodino Act (the "HSR Act"), or any notifications that may be required by the Federal Aviation Administration and the Federal Communications Commission.

2.3      OWNERSHIP OF MEMBERSHIP INTEREST.

         Seller is the lawful owner and holder of the Membership Interest and has full power to transfer to Buyer good title to the Membership Interest, free and clear of any and all Liens (subject only to SCI's senior lenders' security interest in the Membership Interest, which security interest will be released at or prior to the Closing), and on the Closing, upon the delivery of and payment for the Membership Interest hereunder, Buyer will acquire good and valid title to the Membership Interest, free and clear of any and all Liens.

2.4      CAPITALIZATION OF THE COMPANY.

         The Company has an authorized capitalization consisting solely of the Membership Interest. Seller is the owner of the Membership Interest, free and clear of any and all Liens (subject only to SCI's senior lenders' security interest in the Membership Interest, which security interest will be released at or prior to the Closing). The Membership Interest has been duly authorized, validly issued and fully paid. The Membership Interest has not been issued in violation of any preemptive right. Except for the Membership Interest, there are no other ownership interests in the Company outstanding and no Equity Rights relating to the ownership of the Company. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether preemptive or contractual) capable of becoming a Contract or Equity Right for the purchase, subscription or issuance of any securities of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the Membership Interest.

2.5      SUBSIDIARIES.

         The Company has no Subsidiaries.

2.6      ASSETS AND LIABILITIES.

         (a) On the Closing Date, the sole activity of the Company will have been to own and operate the Contributed Assets. On the Closing Date, the Company will have no Liabilities other than the Assumed Liabilities and, except for the Contributed Assets, will have no assets. No Lien (other than Permitted Encumbrances and security interests in such Contributed Assets in favor of SCI's senior lenders, which security interests will be released at or prior to Closing) exists, directly or indirectly, on any Contributed Asset. The Company has not assigned, transferred or permitted a Lien to exist on the leasehold or sublease interest in any Site (other than Permitted Encumbrances and security interests in favor of SCI's senior lenders, which security interest will be released at or prior to the Closing).

         (b) The Company has not filed any Tax Returns nor been liable for the payment of any Taxes since its formation. No Seller Entity has taken, or caused to be taken, any action that would result in the Company not being treated as a "disregarded entity" under any Tax Law.

2.7      EMPLOYEE MATTERS.

         The Company has no employees. The Company has no (i) labor agreement to which it is a party, or by which it is bound, including "employee pension benefit plans" as defined in Section 3(2) of ERISA; (ii) employment, profit sharing, deferred compensation, bonus, pension, retainer, consulting, retirement, welfare or incentive plan, fund, program or Contract to which it is a party, or by which it is bound; (iii) written or other formal personnel policies; or (iv) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs, and related benefits) are afforded to any Person.

2.8      TAX MATTERS.

         The Seller Entities have duly and timely filed all material Tax Returns required to be filed by the Seller Entities (taking into account extensions) with respect to Taxes owing in respect of, or in any way affecting, the Sites and the Contributed Assets for the period beginning on the Applicable SBC Closing Date through the Closing Date. All Taxes imposed on the Seller Entities in respect of, or in any way affecting, the Sites or the Contributed Assets by any Regulatory Authority which have become due and payable by the Seller Entities from the Applicable SBC Closing Date have been paid in full or will be paid in full prior to the Closing Date. No Seller Entity has received any written assessments for additional Taxes in respect of, or in any way affecting the Contributed Assets. There is no dispute or Litigation concerning any Tax Liability of any Seller Entity in respect of, or in any way affecting, the Sites or the Contributed Assets raised by a Regulatory Authority in writing.

2.9      SITES.

         As to each Site, except as set forth in Section 2.9 of the Seller Disclosure Memorandum:

         (a) No Seller Entity has, since acquiring the leasehold or sublease interest in such Site on the Applicable SBC Closing Date, assigned, transferred or permitted a Lien to exist on such interest or any portion of such interest (other than Permitted Encumbrances and security interests in favor of SCI's senior lenders, which security interest will be released at or prior to Closing).

         (b) With respect to such Site, each of the Contracts that forms a part of the Contributed Assets (including, without limitation, the Master Lease and the Collocation Agreements) is in full force and effect and there exists no material breach or violation of or Default under any of such Contracts by any Seller Entity or, to the Knowledge of Seller, Seller Parent and the Company, any other party to such Contracts, or any event which, with notice or the lapse of time, or both, will create a material breach or violation thereof or Default thereunder by any Seller Entity or, to the Knowledge of Seller, Seller Parent and the Company, any other party (except Buyer or its Affiliates) to such Contracts.

         (c) No Seller Entity has received any written notice from any Person that a party to any such Contract is in Default thereunder, has repudiated or waived any material provision of any such Contract or seeks to terminate any such Contract.

         (d) To the Knowledge of Seller, Seller Parent and the Company, the lease or use of the land respecting such Site is in compliance with all applicable zoning and other land use requirements where the failure to so comply would materially limit the ability of any Person to use such land for the permitted use of such land.

         (e) All necessary utility services that were available for such Site's use on the Applicable SBC Closing Date are currently available, except for such lack of availability that will not have a material adverse effect on the right of any Seller Entity to use or occupy such Site. The obligations, if any, of the Seller Entities with respect to the provision of utility services to any Person (other than Buyer and its Affiliates) have been complied with in all material respects.

         (f) All easements and rights-of-way that are reasonably necessary to provide vehicular and pedestrian ingress and egress to and from such Site for the purposes used by the Seller Entities in the ordinary course of business that were in effect on the Applicable SBC Closing Date are currently in effect, except where the failure to be in effect would not have a material adverse effect on the right of any Seller Entity to use or occupy such Site. No Seller Entity has taken or failed to take, or permitted any Person (other than Buyer and its Affiliates) to take or fail to take, any action since the Applicable SBC Closing Date that would result in any revocation, suspension or other material modification of any such easements or rights-of-way. No Litigation is pending or, to the Knowledge of Seller, Seller Parent and the Company, threatened which would have the effect of terminating or limiting such access.

2.10     EMINENT DOMAIN.

         No Seller Entity has received any written notice that any Regulatory Authority having the power of eminent domain over any of the land respecting any of the Sites has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of such land.

2.11     ENVIRONMENTAL MATTERS.

         Except as set forth in Section 2.11 of the Seller Disclosure Memorandum, no Environmental Condition exists, and no pending or, to the Knowledge of Seller, Seller Parent and the Company, threatened Litigation in respect of any Environmental Condition exists, at any of the Sites which would have a material adverse effect on the ability of any Seller Entity to use or occupy such Site consistent with past practices.

2.12     SELLER CONTRACTS.

         Except as set forth in Section 2.12 of the Seller Disclosure Schedule, other than the Collocation Agreements, Site Contracts and the Master Lease (collectively, the "Seller Contracts"), there are no leases or other agreements for use, occupancy or possession to which a Seller Entity is a party presently in force with respect to all or any portion of the Sites. Seller has made available to Buyer copies of each Seller Contract that forms a part of the Contributed Assets (which are true and complete in all material respects and include all amendments, supplements and modifications thereto or written waivers currently in effect thereunder); PROVIDED, HOWEVER, that with respect to Seller Contracts existing prior to the Applicable SBC Closing Date, Seller has made available to Buyer copies of the Seller Contracts provided to it by Buyer's Affiliates in connection with the transactions contemplated by the Master Lease.

2.13     PERMITS.

         As of the Closing, except as disclosed in Section 2.13 of the Seller Disclosure Memorandum, the Company will have in effect all Permits (except for such Permits which (i) relate to the use and operation of Buyer's and its Affiliate's equipment on the Sites, (ii) Landlord is responsible to obtain or maintain under the Master Lease or (iii) Tenants are responsible to obtain or maintain pursuant to any Collocation Agreement) necessary for it to own, lease, or operate the Contributed Assets and to carry on its business, except where the failure to obtain any such Permit would not have a material adverse effect on the right to use or operate any Site, and there will have occurred no Default under any such Permit, except such Defaults that would not have a material adverse effect on the right of any Person to use or occupy a Site. The Company is not in Default under any Laws, Orders, or Permits applicable to its business, except such Defaults that would not have a material adverse effect on the right of the Company to use or occupy a Site or the ability of the Company to consummate the transactions contemplated hereby.

2.14     NO UNDISCLOSED LIABILITIES.

         Except for the Assumed Liabilities, no Liabilities have been incurred by any Seller Entity with respect to the Sites which have had, or are reasonably expected to have, a material adverse effect on Seller, Seller Parent or the Company or any of the Sites.

2.15     NO LITIGATION.

         (a) Since the Applicable SBC Closing Date, there has been no Litigation instituted or pending, or, to the Knowledge of Seller, Seller Parent and the Company, threatened involving Seller, Seller Parent or the Company or any of the Sites or the Contributed Assets which would have a material adverse effect on Seller, Seller Parent or the Company or any of the Sites or the Contributed Assets or which is reasonably likely to prevent the consummation of the transactions contemplated hereby.

         (b) There is no Litigation instituted or pending, or, to the Knowledge of Seller, Seller Parent and the Company, threatened involving the Company.

2.16     NO FINDER FEES.

         No broker or finder has acted on behalf of any Seller Entity in connection with the transactions contemplated hereby.

2.17     BANKRUPTCY; SOLVENCY.

         There has not been filed any petition or application with respect to, or any proceeding commenced by or against, any of the assets of any Seller Entity under any Bankruptcy Law, and no Seller Entity has made any assignment for the benefit of creditors. No Seller Entity is "insolvent" within the meaning of any Bankruptcy Law. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall render any Seller Entity insolvent, leave such party with an unreasonably small amount of assets to conduct its business or unable to pay its debts as they become due. Each of Seller and Seller Parent acknowledge that, upon receipt of the Purchase Price, Seller will have received fair market value for the Membership Interest.

2.18     FAIRNESS OPINION.

         Seller Parent has received the opinion of Deutsche Bank Securities, Inc., dated as of May 15, 2002, to the effect that the consideration to be received by Seller Parent and its "restricted subsidiaries" (as defined in the several indentures relating to Seller Parent's senior notes and senior discount notes) in the transactions contemplated hereby is fair, from a financial point of view, to Seller Parent and such restricted subsidiaries.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller, Seller Parent and the Company as follows:

3.1      ORGANIZATION, STANDING AND POWER.

         Buyer is a Delaware limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

3.2      AUTHORITY; NO BREACH OF AGREEMENT.

         (a) Buyer has the power and authority necessary to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary limited liability company action in respect thereof on the part of Buyer. This Agreement represents a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally, subject to general equitable principles.

         (b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer's operating agreement or other organizational documents, or (ii) constitute or result in a Default under, or require any Consent pursuant to, any Contract, Law or Permit of Buyer, except where such Default, or any failure to obtain such Consent, would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or (iii) constitute or result in a Default under, or require any Consent pursuant to, any Order applicable to Buyer or any of its assets.

         (c) No notice to, filing with, or Consent of, any Regulatory Authority is necessary for the consummation by Buyer of the transactions contemplated hereby, except any filing as may be required under the HSR Act, or any notification that may be required by the Federal Aviation Administration or the Federal Communications Commission.

3.3      NO FINDER FEES.

         No broker or finder has acted on behalf of Buyer in connection with the transactions contemplated hereby.

3.4      NO LITIGATION.

         There is no Litigation instituted or pending, or, to the Knowledge of Buyer, threatened (or unasserted but which may possibly be asserted) involving Buyer or any of its Subsidiaries which is reasonably likely to prevent the consummation of the transactions contemplated hereby.

3.5      PRIVATE SALE.

         Buyer acknowledges that the purchase and sale of the Membership Interest hereunder is not being registered under the securities laws of any state or the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions from registration requirements of such state securities laws and the Securities Act.

3.6      SUFFICIENT FUNDS.

         On the Closing Date, Buyer will have sufficient funds available to pay the Purchase Price.

                                   ARTICLE 4
                              ADDITIONAL AGREEMENTS

4.1      FURTHER ASSURANCES.

         (a) From the date hereof until the Closing, the parties shall use their commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder, including without limitation, causing to be fulfilled at the earliest practical date the conditions precedent of the obligations of the parties to consummate the transactions contemplated hereby as set forth in Article 6. In addition, Seller Parent, SCI and Seller shall use their best efforts (including paying all fees of the agent, collateral agent or lenders and all other associated costs and expenses) to cause the satisfaction of the condition set forth in Sections 6.2(h) and 6.3(f).

         (b) Seller and Seller Parent, from time to time after the Closing, at Buyer's request, will execute, acknowledge, and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as Buyer may reasonably require to effectuate the intent of the transactions contemplated hereby. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be commercially reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

4.2      CONFIDENTIALITY.

         The Confidentiality Agreement is hereby reaffirmed, adopted and incorporated by reference herein, except that upon the public announcement of the transactions contemplated by this Agreement in accordance with Section 4.3, the term "Information" as defined in the Confidentiality Agreement shall no longer include (i) the fact that the parties have entered into this Agreement and the related agreements and (ii) the material terms and conditions of the transactions contemplated by this Agreement. Buyer agrees and acknowledges that Seller Parent shall be permitted to disclose the material terms and conditions of the transactions contemplated hereby in its public filings with the Securities and Exchange Commission and to file this Agreement and the ancillary agreements as exhibits thereto.

4.3      PRESS RELEASES.

         Seller Parent and Buyer shall agree with each other as to the form, substance and timing of a press release announcing the execution and consummation of this Agreement and the transactions contemplated hereby.

4.4      AFFIRMATIVE COVENANTS OF SELLER.

         From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, the Seller Entities shall (A) operate the Contributed Assets only in the usual, regular and ordinary course and in accordance with the Master Lease and (B) use commercially reasonable efforts to preserve intact the Contributed Assets.

4.5      NEGATIVE COVENANTS OF SELLER.

         From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, except as set forth on Section 4.5 of the Seller Disclosure Memorandum, or unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Seller covenants and agrees that it will not do or agree or commit to do, any of the following:

         (a) impose, or suffer the imposition, on any Contributed Asset of any Lien (other than a Permitted Encumbrance and security interests in favor of SCI's senior lenders, which security interests will be released at or prior to Closing) or permit any such Lien to exist, except for such Liens that the Seller Entities will cure by bonding or otherwise discharging on or prior to Closing; or

         (b) sell, lease or otherwise dispose of any Contributed Asset; or

         (c) enter into, modify or amend in any material respect or terminate the Assigned Leases and the Collocation Agreements or waive, release, compromise in any material respect or assign any material rights or claims relating to the Assigned Leases and the Collocation Agreements (other than security interests in favor of SCI's senior lenders, which security interests will be released at or prior to Closing).

4.6      HSR FILING.

         As soon as reasonably practicable following the date of this Agreement, but in no event later than five (5) business days, the parties will take such action, if any, as may be required to be taken by them under the HSR Act in connection with the transactions contemplated hereby. Each party will cooperate in the preparation of, and will file complete and accurate notification and report forms with respect to the transactions contemplated hereby, pursuant to the HSR Act and the rules and regulations promulgated thereunder, and will file on a timely basis such additional information and documentary materials as may be requested by any Regulatory Authority pursuant to the HSR Act. Each party making an HSR Act filing pursuant to this Section 4.6 will request early termination of the waiting period under the HSR Act. Each party shall promptly inform the other of any inquiries or communications from any such Regulatory Authority. Each party shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings. Each party shall pay its respective costs of compliance with the HSR Act, and Buyer and Seller shall each be responsible for the payment of one-half of the Federal Trade Commission filing fees for all required filings under the HSR Act.

                                   ARTICLE 5
                                 INDEMNIFICATION

5.1      AGREEMENT OF SELLER AND SELLER PARENT TO INDEMNIFY BUYER.

         Subject to Sections 5.4, 5.5 and 5.6, Seller and Seller Parent (collectively, the "Seller Indemnifying Parties") shall jointly and severally defend, indemnify, and hold Buyer and its Affiliates and their respective managers, members, directors, officers, agents and employees (collectively, the "Buyer Indemnified Parties") harmless from and against, and to reimburse the Buyer Indemnified Parties with respect to, any and all Losses (including Third Party Claims, whether in contract or tort) incurred by such Buyer Indemnified Party by reason of or arising out of or in connection with (i) any breach by Seller, Seller Parent or the Company of any representation or warranty contained in this Agreement, (ii) the failure, partial or total, of Seller, Seller Parent, SCI or the Company to perform any agreement or covenant required by this Agreement to be performed by it, (iii) the failure to deliver to Buyer good and valid title to the Membership Interest, free and clear of any Liens, or (iv) any Excluded Liability. For purposes of this Section 5.1, those representations and warranties that are qualified by reference to "material" or "material adverse effect" shall be deemed not to include such qualifications. Notwithstanding anything to the contrary herein, the Seller Indemnifying Parties shall have no obligation to indemnify the Buyer Indemnified Parties under this Section 5.1 for Losses incurred by reason of or arising out of or in connection with any breach by Seller, Seller Parent or the Company of any representation or warranty set forth in Sections 2.9, 2.11, 2.13, 2.14 or 2.15 if, and only to the extent that,
(a) such breach is due to any acts, omissions, events, facts or circumstances existing or occurring prior to the Applicable SBC Closing Date (unless such specific act, omission, event, fact or circumstance was Known as of the Closing by Seller, Seller Parent or the Company), (b) such breach is due to any acts or omissions of the Buyer Indemnified Parties (whether such acts or omissions occurred prior or subsequent to the Applicable SBC Closing Date) or (c) Seller or Seller Parent can demonstrate that Buyer or an Affiliate thereof had Knowledge as of the date of this Agreement of the specific act, omission, event, fact or circumstance upon which such claim is based. The Buyer Indemnified Parties shall take all reasonable steps to mitigate any Losses for which the Seller Indemnifying Parties are required to indemnify under this Section 5.1 upon becoming aware of any event which would reasonably be expected to, or does give rise to such Loss, including incurring costs only to the minimum extent necessary to remedy such Loss.

5.2      AGREEMENT OF BUYER TO INDEMNIFY SELLER AND SELLER PARENT.

         Subject to Sections 5.4, 5.5 and 5.6, Buyer shall defend, indemnify, and hold Seller Parent, Seller and their Affiliates and their respective managers, members, directors, officers, agents and employees (collectively, the "Seller Indemnified Parties") harmless from and against, and to reimburse the Seller Indemnified Parties with respect to, any and all Losses (including Third Party Claims, whether in contract or tort) incurred by such Seller Indemnified Party by reason of or arising out of or in connection with (i) any breach by Buyer of any representation or warranty contained in this Agreement,

(ii) the failure, partial or total, of Buyer to perform any agreement or covenant required by this Agreement to be performed by it or (iii) the Assumed Liabilities. For purposes of this Section 5.2, those representations and warranties that are qualified by reference to "material" or "material adverse effect" shall be deemed not to include such qualifications. The Seller Indemnified Parties shall take all reasonable steps to mitigate any Losses for which the Buyer Indemnifying Parties are required to indemnify under this
Section 5.2 upon becoming aware of any event which would reasonably be expected to, or does give rise to such Loss, including incurring costs only to the minimum extent necessary to remedy such Loss.

5.3      THIRD-PARTY CLAIMS.

         (a) In the event a claim, suit or proceeding by a third party is made or filed against any Indemnified Party (a "Third-Party Claim"), such Indemnified Party shall promptly after the receipt of written notice of such claim, suit or proceeding notify the Indemnitor in writing of such claim, suit or proceeding and thereafter the Indemnified Party shall promptly deliver to the Indemnitor copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim; PROVIDED, that the failure of the Indemnified Party to give timely notice of any such claim, suit or proceeding or to make timely delivery of any such notices or documents shall not relieve the Indemnitor of its indemnification obligations with respect to such claim, suit or proceeding except to the extent that such Indemnitor has been prejudiced thereby.

         (b) The Indemnitor shall have thirty (30) days (or such lesser time as may be necessary to comply with statutory response requirements for litigation claims) from receipt of the indemnification claim (the "Notice Period") to notify the Indemnified Party, (i) whether or not the Indemnitor disputes its Liability to the Indemnified Party with respect to such claim and (ii) notwithstanding any such dispute, whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnified Party against such claim.

             (i) In the event that the Indemnitor notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim then, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with such proceeding, claim or demand; PROVIDED, HOWEVER, that the Indemnified Party may, at its election, participate in, but not control, the defense of any such proceeding, claim or demand through counsel of its own choice, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Indemnitor (in which case, if the Indemnified Party notifies the Indemnitor in writing that it elects to retain separate counsel, the Indemnitor shall not have the right to assume the defense of such action on behalf of the Indemnified Party with respect to such defense).

             (ii) Except where the Indemnitor (A) timely elects to defend the Indemnified Party against such claim or demand (in which case Section 5.3(b)(i) shall govern), or (B) disputes its Liability in a timely manner under this Section 5.3, the Indemnitor shall be conclusively liable for the amount of any Loss resulting from such claim or defense which is unsuccessful.

         (c) The Indemnified Party and the Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such claim and furnishing, without expense to the Indemnitor, management employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witness in any proceeding relating to such claim.

         (d) Neither the Indemnitor nor the Indemnified Party may settle any such proceeding, claim or demand if such settlement obligates the other party to pay money, to perform obligations or to admit liability without the consent of the other party, such consent not to be unreasonably withheld or delayed. Consent shall be presumed where the party given written notice of the proposed settlement has not responded within twenty (20) business days of such written notice.

         (e) Within thirty (30) days after (i) any final judgment or award shall have been rendered by a court or governmental body of competent jurisdiction and the time in which to appeal therefrom has expired, (ii) a settlement shall have been consummated or (iii) the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged by the Indemnified Party to be indemnified, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by the Indemnitor with respect to such matter, the Indemnitor shall promptly pay all undisputed sums so owing to the Indemnified Party and the Indemnified Party shall execute and deliver a release with respect to such matter.

5.4      DURATION OF CERTAIN INDEMNIFICATION OBLIGATIONS.

         (a) Seller and Seller Parent will have joint and several liability with respect to any breach of a representation or warranty set forth in Sections 2.1, 2.2, 2.15 or 2.16 only if on or before a date that is twelve (12) months following the Closing, the Buyer Indemnified Party notifies Seller and Seller Parent of a claim specifying the factual basis of the claim in reasonable detail. Seller and Seller Parent will have joint and several liability with respect to any breach of a representation and warranty set forth in Sections 2.9 through 2.14 only if on or before a date that is six (6) months following the Closing, the Buyer Indemnified Party notifies Seller and Seller Parent of a claim specifying the factual basis of the claim in reasonable detail. The ability of a Buyer Indemnified Party to make indemnification claims (i) under Sections 5.1(ii), (iii) or (iv), or with respect to any breach of a representation or warranty set forth in Sections 2.3, 2.4, 2.5, 2.6, 2.7, or 2.17, shall survive indefinitely after the Closing, and (ii) with respect to any breach of a representation or warranty set forth in Section 2.8, shall survive until the expiration of the applicable statute of limitations (as such may be properly extended from time to time).

         (b) Buyer will have liability with respect to any breach of a representation or warranty set forth in Sections 3.1, 3.2, 3.3, 3.4 and 3.5 only if on or before a date that is twelve (12) months following the Closing, the Seller Indemnified Party notifies Buyer of a claim specifying the factual basis of the claim in reasonable detail. The representation set forth in Section 3.6 shall not survive the Closing. The ability of a Seller Indemnified Party to make indemnification claims under Sections 5.2(ii) or (iii) shall survive indefinitely after the Closing.

5.5      LIMITATIONS.

         (a) Notwithstanding anything to the contrary contained herein, subject to Section 5.5(c), the Indemnitor shall not have any obligation to indemnify the Indemnified Party unless, until and only to the extent that the aggregate of all Losses suffered by such Indemnified Party under this Article 5 exceeds, on a cumulative basis, $300,000 (the "Threshold Amount"), and then only to the extent of such excess amount.

         (b) Notwithstanding anything to the contrary herein, subject to Section 5.5(c), in no event shall the aggregate Liability of the Indemnitor under this
Article 5 exceed $35,000,000 (the "Maximum Amount").

         (c) Notwithstanding the paragraphs above, neither the Threshold Amount nor the Maximum Amount limitations shall apply to any party's liability for (i) willful or intentional misconduct or (ii) claims under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.17, 4.2, 5.1(iii), 5.1(iv) or 5.2(iii) hereof. In addition, in no event shall any party hereto be liable to the other party for any special, incidental, consequential or other such damages suffered by or incurred by such other parties to this Agreement.

5.6      EXCLUSIVE REMEDY.

         Except as set forth in Section 8.12, the exclusive remedy available to an Indemnified Party solely with respect to the matters covered by Section 5.1 or Section 5.2 hereof shall be to proceed in the manner and subject to the limitations set forth in this Article 5. Notwithstanding anything herein to the contrary, nothing in this Section 5.6 shall be construed to limit any party's rights and obligations under any other agreement between the parties.

                                   ARTICLE 6
                               CLOSING CONDITIONS

6.1      CLOSING ARRANGEMENTS.

         Subject to the terms and conditions listed in Sections 6.2 and 6.3 hereof (the "Conditions Precedent"), the transactions contemplated hereby shall take place on the third (3rd) business day following the satisfaction or waiver of all of the conditions set forth in Sections 6.2 and 6.3 or at such other time as the parties may mutually agree (the "Closing Date"). The Closing shall take place at such place or places as may be mutually agreed upon by Seller and Buyer.

6.2      BUYER CONDITIONS PRECEDENT TO CLOSING.

         Subject to Section 6.1 hereof, the obligation of Buyer to consummate the transactions contemplated by this Agreement is conditional upon the following conditions having first been satisfied on or prior to the Closing Date, any of which may be waived in writing by Buyer pursuant to Section 8.14:

         (a) BRING-DOWN CERTIFICATE. A certificate shall be delivered to Buyer, signed by an executive officer of Seller and Seller Parent, certifying that: (i) all representations and warranties in Sections 2.3, 2.4, 2.5, 2.7 and 2.17 shall be true and correct; (ii) all representations and warranties in Section 2.6 shall be true and correct in all material respects; (iii) all other representations and warranties in Article 2 of this Agreement (a) that are qualified as to materiality shall be true and correct, and (b) that are not so qualified shall be true and correct in all material respects, in each case when made and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects on and as of such earlier date), and in each case, except for breaches as to matters that, individually or in the aggregate, would not have a material adverse effect on Seller, Seller Parent or the Company or the Sites taken as a whole; and (iv) Seller and Seller Parent shall have performed and complied in all material respects with all covenants and agreements required by Article 4 of this Agreement to be performed or complied with by it on or prior to the Closing Date. Solely with respect to this
Section 6.2(a), no Seller Entity is making any representation or warranty under Sections 2.9, 2.11, 2.13, 2.14 or 2.15 with respect to (a) any acts, omissions, events, facts or circumstances existing or occurring prior to the Applicable SBC Closing Date (unless such specific act, omission, event, fact or circumstance is Known as of the Closing by Seller, Seller Parent or the Company), (b) any acts or omissions of the Buyer Indemnified Parties (whether such acts or omissions occurred prior or subsequent to the Applicable SBC Closing Date) or (c) specific acts, omissions, events, facts or circumstances that Seller or Seller Parent can demonstrate that Buyer or an Affiliate thereof had Knowledge of as of the date of this Agreement.

         (b) HSR ACT. All filings under the HSR Act shall have been made and any required waiting period under such laws (including any extensions thereof obtained by request or other action of any governmental authority) applicable to the transactions contemplated hereby shall have expired or been earlier terminated.

         (c) NO INJUNCTIONS. No court or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect on the Closing Date and prohibits, restricts or makes illegal the consummation of the transactions contemplated hereby.

         (d) RELEASE OF SECURITY INTEREST. The Membership Interest shall be free and clear of all Liens. All security interests in favor of SCI's senior lenders relating to the Membership Interest and the Contributed Assets shall have been released at or prior to the Closing, pursuant to a form of release reasonably satisfactory to Buyer.

         (e) ASSIGNMENT AND ASSUMPTION AGREEMENT. The Assignment and Assumption Agreement shall be in full force and effect.

         (f) CONSENT AND MODIFICATION AGREEMENT. The Consent and Modification Agreement shall be in full force and effect.

         (g) UNWIND SIDE LETTER. The Unwind Side Letter shall be in full force and effect, except to the extent described in Section 7 thereof, if applicable.

         (h) CREDIT AGREEMENT. The lenders under the Amended and Restated Credit Agreement dated February 22, 2001 among Seller, Seller Parent, CIBC, as Agent, and the other Credit Parties thereunder as amended, modified and supplemented from time to time (the "Credit Agreement") shall have consented to the transactions contemplated hereby.

         (i) JOINT SIDE LETTER. The Joint Side Letter shall be in full force and effect.

         (j) RECAPITALIZATION TRANSACTION. Seller Parent or Intermediate Holdings, LLC shall have sold convertible debt or equity securities and the net proceeds therefrom shall have been used to repurchase Seller Parent's outstanding publicly-traded debt securities such that following the completion of such repurchase, the debt of Seller Parent shall have been reduced on a net basis by no less than $200 million (computed based on the face amount of the cash pay notes or the accreted value as of the Closing Date of the discount notes and treating any such newly issued convertible debt securities at their face amount).

         (k) Seller Parent or Intermediate Holdings, LLC shall have received a customary solvency opinion with respect to Intermediate Holdings, LLC and its consolidated subsidiaries in connection with, and after giving effect to, the recapitalization transactions described in Section 6.2(j) above.

6.3      SELLER CONDITIONS PRECEDENT TO CLOSING.

         Subject to Section 6.1 hereof, the obligation of Seller and Seller Parent to consummate the transactions contemplated hereby is conditional upon the following conditions having first been satisfied, on or prior to the Closing Date, any of which may be waived in writing by Seller and Seller Parent pursuant to Section 8.14:

         (a) BRING-DOWN CERTIFICATE. A certificate shall be delivered to Seller, signed by an executive officer of Buyer, certifying that (i) all representations and warranties of the Buyer made in Article 3 of this Agreement (a) that are qualified as to materiality shall be true and correct, and (b) that are not so qualified shall be true and correct in all material respects, in each case when made and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects on and as of such earlier date), and in each case, except for breaches as to matters that individually or in the aggregate, would not have a material adverse effect on Buyer; and (ii) Buyer shall have performed and complied in all material respects with all covenants and agreements required by Article 4 of this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (b) HSR ACT. All filings under the HSR Act shall have been made and any required waiting period under such laws (including any extensions thereof obtained by request or other action of any governmental authority) applicable to the transactions contemplated hereby shall have expired or been earlier terminated.

         (c) NO INJUNCTIONS. No court or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect on the Closing Date and prohibits, restricts or makes illegal the consummation of the transactions contemplated hereby.

         (d) CONSENT AND MODIFICATION AGREEMENT. The Consent and Modification Agreement shall be in full force and effect.

         (e) UNWIND SIDE LETTER. The Unwind Side Letter shall be in full force and effect, except to the extent described in Section 7 thereof, if applicable.

         (f) CREDIT AGREEMENT. The lenders under the Credit Agreement shall have consented to the transactions contemplated hereby.

         (g) JOINT SIDE LETTER. The Joint Side Letter shall be in full force and effect.

                                    ARTICLE 7
                                  TERMINATION

7.1      TERMINATION.

         This Agreement may be terminated prior to the Closing Date as follows:

         (a) By mutual written agreement of Buyer and Seller; or

         (b) By either Buyer or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other party or its Affiliates of any representation, warranty, covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or

         (c) By either Buyer or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) that the requisite approval under the HSR Act (whether by expiration of the required waiting period under such law or otherwise) shall have been denied by final nonappealable action of the relevant governmental authority or if any action taken by such authority is not appealed within the time limit for appeal, if applicable, or
(ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable; or

         (d) By either Buyer or Seller in the event that the transactions contemplated by this Agreement shall not have been consummated by a date which is three (3) months from the date of this Agreement if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the party electing to terminate pursuant to this
Section 7.1(d).

7.2      SURVIVAL AFTER TERMINATION.

         In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 7.2, Section 4.2 and Article 8 shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching party from Liability resulting from any breach by that party of this Agreement.

                                   ARTICLE 8
                                  MISCELLANEOUS

8.1      DEFINITIONS.

         (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

             "AFFILIATE" of a Person means (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person (including, with respect to Buyer, each of its members); or (ii) any other Person in which such Person beneficially owns a majority of the outstanding capital stock or equity interests.

             "APPLICABLE SBC CLOSING DATE" means, as applicable to each Site, the date such Site became subject to the terms of the Master Lease.

             "ASSUMED LIABILITIES" has the meaning set forth in the Assignment and Assumption Agreement.

             "BANKRUPTCY LAW" means the United States Bankruptcy Code or any other law, within the United States or in any other country, relating to bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt or creditors' rights.

             "BTS TERMINATION AMENDMENT" means that certain agreement attached hereto as Exhibit C.

             "COLLOCATION AGREEMENT" has the meaning set forth in the Assignment and Assumption Agreement.

             "COMPANY OPERATING AGREEMENT" means the Limited Liability Company Operating Agreement attached hereto as Exhibit D.

             "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement, dated April 11, 2002, between Buyer and SpectraSite Communications, Inc., a wholly owned subsidiary of Seller Parent.

             "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

             "CONTRACT" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business.

             "CONTRIBUTED ASSETS" has the meaning set forth in the Assignment and Assumption Agreement.

             "DEFAULT" means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order or Permit,
      (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order or Permit.

             "EMPLOYEE BENEFIT PLAN" means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral,
      (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

             "ENVIRONMENTAL CONDITION" means, as to each Site, any conditions or circumstances, including without limitation, the presence of Hazardous Materials, that (i) require abatement or correction under the Environmental Laws, (ii) give rise to any civil or criminal Liability under any Environmental Laws relating to the use or occupancy of any Site or (iii) constitute a public or private nuisance to a third party.

             "ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 ET SEQ. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

             "EQUITY RIGHTS" means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, ownership interests in a Person or by which a Person is or may be bound to issue additional ownership interests or other Equity Rights.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

             "EXCLUDED LIABILITY" means any Liability of any Seller Entity other than an Assumed Liability.

             "GROUND LEASE" has the meaning set forth in the Assignment and Assumption Agreement.

             "HAZARDOUS MATERIAL" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

             "INDEMNITOR" means the party against whom indemnification hereunder is sought.

             "JOINT SIDE LETTER" means the Joint Side Letter attached hereto as Exhibit F.

             "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) means the actual knowledge of the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel, any assistant or deputy general counsel, any senior, executive or other vice president or similar executive officer of such Person.

             "LANDLORD" has the meaning set forth in the Assignment and Assumption Agreement.

             "LAW" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

             "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

             "LIEN" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on any Law or Contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting any real property.

             "LITIGATION" means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), hearing, administrative or other proceeding relating to or affecting a party, its business, its records, its policies, its practices, its compliance with Law, its actions, its assets (including Contracts related to it), or the transactions contemplated by this Agreement.

             "LOSSES" means any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

             "MATERIAL" or "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

             "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

             "PERMIT" means any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

             "PERMITTED ENCUMBRANCES" has the meaning set forth in the Assignment and Assumption Agreement.

             "PERSON" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

             "REGULATORY AUTHORITIES" means, collectively, all federal, state, county, local or other governmental or regulatory agencies, authorities (including taxing and self-regulatory authorities), courts, instrumentalities, commissions, boards or bodies having jurisdiction over the parties and their respective Subsidiaries.

             "SELLER DISCLOSURE MEMORANDUM" means the written information entitled "Seller Disclosure Memorandum" delivered prior to the date of this Agreement to Buyer describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall be deemed to have been disclosed for all purposes of this Agreement in respect of which such disclosure is reasonably apparent.

             "SELLER ENTITY" means Seller, Seller Parent, the Company and their respective Subsidiaries.

             "SITE CONTRACTS" has the meaning set forth in the Assignment and Assumption Agreement.

             "SUBSIDIARIES" means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner,
      (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

             "TAX" or "TAXES" means any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

             "TAX RETURN" means any report, return, information return, or other information required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a party or its Subsidiaries.

             "UNWIND SIDE LETTER" means the Unwind Side Letter attached hereto as Exhibit E.

         (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

8.2      EXPENSES.

         (a) Except as otherwise set forth herein, each of the parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, accountants and counsel. If a party terminates this Agreement pursuant to Section 7.1(b) as a result of a breach by the other party, and if such other party is found to be in breach of this Agreement pursuant to a final judicial determination of a court of competent jurisdiction, then the breaching party shall promptly reimburse the non-breaching party for all of its third-party out-of-pocket costs and expenses relating to the execution and performance of this Agreement.

         (b) Notwithstanding Section 8.2(a) above, in the event this Agreement is terminated pursuant to Section 7.1(d) and, at the time of such termination, Seller shall not have satisfied the conditions set forth in Sections 6.2(h) and 6.3(f), then Seller and Seller Parent shall promptly (i) reimburse Buyer for all of Buyer's third-party out-of-pocket costs and expenses relating to the execution and performance of this Agreement and (b) pay to Buyer liquidated damages in the amount of $5,000,000. Seller Parent, SCI and Seller shall be jointly and severally liable for the payment of such amounts. Upon the payment of such amounts by Seller or Seller Parent pursuant to this Section 8.2(b), none of the Seller Entities shall have any other Liability to Buyer or any of its Affiliates under this Agreement.

8.3      ENTIRE AGREEMENT.

         Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated hereunder. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

8.4      AMENDMENTS.

         To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of each of the parties.

8.5      ASSIGNMENT.

         The rights of any party under this Agreement shall not be assignable by such party hereto without the written consent of the other party; PROVIDED, HOWEVER, (i) Buyer may, without the prior consent of any other party, assign its rights and obligations under this Agreement to (a) any Affiliate of Buyer; or
(b) any successor of all or substantially all of Buyer's business by way of merger, consolidation, purchase of assets of Buyer or other form of acquisition or other form of reorganization, but no such assignment shall relieve such party from any of its obligations to the other parties hereunder, and (ii) Seller and Seller Parent may, without the prior consent of Buyer, assign their respective rights and obligations under this Agreement to (a) any successor of all or substantially all of Seller's or Seller Parent's business by way of merger, consolidation, purchase of assets or other form of acquisition or reorganization or (b) as collateral security to its senior lenders, but no such assignment shall relieve such party from any of its obligations to the other parties hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                                      -25-
8.6      NOTICES.

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Seller, Seller Parent, Company:    SpectraSite Holdings, Inc.
                                            100 Regency Forest Drive, Suite 400
                                            Cary, North Carolina  29511
                                            Facsimile Number:  (919) 468-8522
                                            Attention:  General Counsel

         With a copy to:                    Paul, Weiss, Rifkind, Wharton
                                            & Garrison
                                            1285 Avenue of the Americas
                                            New York, New York  10019-6064
                                            Facsimile Number:  (212) 757-3990
                                            Attention:  Mitchell L. Berg
                                                         Bruce A. Gutenplan

         Buyer:                             Cingular Wireless LLC
                                            5565 Glenridge Connector
                                            Atlanta, Georgia  30342
                                            Facsimile Number:  (404) 236-5574
                                            Attention:  Mila A. Ostin

         With a copy to:                    Alston & Bird LLP
                                            One Atlantic Center
                                            1201 West Peachtree Street
                                            Atlanta, Georgia  30309-3424
                                            Facsimile Number:  (404) 881-4777
                                            Attention:  Pinney L. Allen

8.7      GOVERNING LAW.

         The parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, without regard to its conflicts of law or choice of law principles.

8.8      WAIVER OF JURY TRIAL.

         THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO TERMINATE THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING

THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

8.9      COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8.10     CAPTIONS; ARTICLES AND SECTIONS.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

8.11     INTERPRETATIONS.

         Neither this Agreement nor any uncertainty or ambiguity herein shall be conclusively construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto. The parties agree that this Agreement and the other agreements referred to herein have been negotiated between the parties on an arms'-length basis. The parties further agree that each has obtained the advice of legal counsel prior to the execution of this Agreement, that each has read this Agreement carefully, that each has obtained or had the opportunity to obtain advice from counsel regarding this Agreement's meanings and consequences, and that each has signed this Agreement freely and voluntarily.

8.12     ENFORCEMENT OF AGREEMENT.

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

8.13     SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.14     WAIVERS.

         (a) Prior to or at the Closing, Buyer, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Seller, Seller Parent or the Company, to waive or extend the time for the compliance or fulfillment by Seller, Seller Parent or the Company of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer.

         (b) Prior to or at the Closing, Seller, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer, to waive or extend the time for the compliance or fulfillment by Buyer of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Seller under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Seller.

         (c) The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

8.15     GUARANTEES.

         Seller Parent hereby absolutely, unconditionally and irrevocably guarantees the timely performance of all obligations, undertakings, agreements, covenants, representations and warranties of Seller, the Company and, solely with respect to Section 4.2, SpectraSite Communications, Inc. under this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

                                    CINGULAR WIRELESS LLC

                                    By: /s/ Stephen A. McGaw
                                        --------------------------------------
                                        Name:   Stephen A. McGaw
                                        Title:  Executive Vice President -
                                                Corporate Development



                                    SPECTRASITE HOLDINGS, INC.

                                    By: /s/ Stephen H. Clark
                                        --------------------------------------
                                        Name:   Stephen H. Clark
                                        Title:  President and CEO



                                    SOUTHERN TOWERS, INC.


                                    By: /s/ Stephen H. Clark
                                        --------------------------------------
                                        Name:   Stephen H. Clark
                                        Title:  President and CEO



                                    CA/NV TOWER HOLDINGS, LLC

                                    By: Southern Towers, Inc., its sole Member


                                    By: /s/ Stephen H. Clark
                                        --------------------------------------
                                        Name:   Stephen H. Clark
                                        Title:  President and CEO

                                    AGREED TO AND ACCEPTED BY, SOLELY WITH
                                    RESPECT TO SECTION 4.2 SPECTRASITE
                                    COMMUNICATIONS, INC.

                                    By: /s/ Stephen H. Clark
                                        --------------------------------------
                                        Name:   Stephen H. Clark
                                        Title:  President and CEO

               SOUTHERN TOWERS ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS SOUTHERN TOWERS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is dated as of this ____ day of ________, 2002 [on the closing date, immediately prior to the closing of the SpectraSite Newco Purchase Agreement] (the "Effective Date") by and between SOUTHERN TOWERS, INC., a Delaware corporation ("Assignor"), and CA/NV TOWER HOLDINGS, LLC, a Delaware limited liability company ("Assignee").

                                    PREAMBLE

         WHEREAS, in connection with the SpectraSite Newco Purchase Agreement (the "SpectraSite Newco Purchase Agreement"), dated as of May __, 2002, Assignor desires to assign and contribute, and Assignee desires to assume and accept, the Contributed Assets to Assignee immediately prior to the consummation of the transactions contemplated by the SpectraSite Newco Purchase Agreement; and

         WHEREAS, as part of such assignment and contribution, and on the terms and conditions contained herein, Assignee is also willing to accept and assume from Assignor the Assumed Liabilities (as herein defined); and

         WHEREAS, each of Landlord, SpectraSite Guarantor and SBC Guarantor consents to the assignment by Assignor and the acceptance by Assignee of the Contributed Assets by Assignee and the assumption of the Assumed Liabilities by Assignee pursuant to the terms and conditions of the Consent and Modification by and among Assignor, Assignee, Landlord and SpectraSite Guarantor and SBC Guarantor (the "Consent and Modification"), which Consent and Modification is attached hereto to be executed concurrently herewith.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, the parties agree as follows:

                                    ARTICLE 1
                           CONTRIBUTION AND ASSIGNMENT

1.1      CONTRIBUTION AND ASSIGNMENT.

         Subject to the Consent and Modification attached hereto, Assignor hereby contributes, transfers, sets over and assigns unto Assignee as of the Effective Date all of Assignor's rights, privileges, duties and obligations with respect to the Contributed Assets (the "Assignment") from and after (but not before) the Effective Date. Assignor represents and warrants that it has not heretofore assigned the Contributed Assets to any other Person. In addition, Assignee acknowledges and agrees that all Excluded Assets are and shall remain assets of Assignor (and all duties and obligations and liabilities related thereto shall remain the duties, obligations and liabilities of Assignor).

                                    ARTICLE 2
                                   ASSUMPTION

2.1               ASSUMPTION OF LIABILITIES.

         Subject to the Consent and Modification attached hereto, Assignee hereby accepts the Assignment by Assignor, subject only to the Permitted Encumbrances, and assumes the due and full performance of all of the Assumed Liabilities for the period from and after (but not before) the Effective Date. In addition, Assignor acknowledges and agrees that all Retained Liabilities are and shall remain the responsibility and obligation of Assignor.

                                    ARTICLE 3
                              ADDITIONAL AGREEMENTS

3.1      FURTHER COOPERATION; REASONABLE EFFORTS.

         Assignor and Assignee acknowledge that certain of the Contributed Assets may not be assignable without the consent of a third party and that as to such Contributed Assets which require consent, the Assignment is subject to receipt of such consent. Assignor and Assignee agree to execute whatever additional instruments either party may reasonably request to effectuate or evidence the Assignment. Assignor will, from time to time at Assignee's request, use its commercially reasonable efforts to assist Assignee in securing the consent of any third parties that may be required to effect or perfect the Assignment. To the extent it is legally able to do so, Assignor will, from time to time at Assignee's request, execute and deliver such bills of sale, assignments and other instruments, conveyances and transfers as are reasonably necessary in order to more fully and effectively confirm and perfect the Assignment and confirm and perfect Assignee's rights in and to the Contributed Assets. Without limiting the foregoing, as to each Contributed Asset, on the Effective Date, Assignor will also deliver to Assignee, all of the original Memorandums of Subleases in favor of Assignor (to the extent entered into) and a separate memorandum of assignment of Assignor's Subleased Interest as to each Site which has a recorded Memorandum of Sublease in favor of Assignor, which is duly executed by Assignor and is in proper recordable form and at the request of Assignee, from to time, will deliver the same as to the other Contributed Assets to the extent practicable (but only as to Sites as to which the information and documentation necessary to create and complete such memorandum was provided to Assignor by Landlord in connection with the closings under the Agreement to Sublease, dated August 25, 2000 (as amended and modified from time to time, the "Agreement to Sublease") or is hereafter provided by Cingular Wireless LLC or an affiliate to Assignor). Assignor will, from time to time at Assignee's request, use its commercially reasonable efforts to assist Assignee in securing the consent of any ground lessor or ground landlord to any such Ground

Lease or any third parties which may be required to effect the assignment or to perfect the assignment to Assignee of Assignor's rights in or under any Ground Lease or other Contributed Assets. In the event that Assignor or Assignee is unable to obtain the consent of any third party necessary to assign any of the Contributed Assets, Assignor will use its commercially reasonable efforts to obtain such consent, and in the event such efforts are unsuccessful, it will, to the extent possible without causing a breach or default in, or forfeit of, the Contributed Asset, by subcontract or other arrangement, endeavor to transfer the benefits and obligations of such Contributed Asset to Assignee. Notwithstanding anything to the contrary herein, the parties shall share equally any amounts paid to a landlord in connection with securing any landlord consent.

         Assignor and Assignee shall cooperate with each other toward effecting a smooth and orderly transition in the property management, lease administration and site operation of the Sites from Assignor to Assignee including without limitation, if requested by Assignor, arranging meetings with any vendors or counter-parties under the Site Contracts to transition services and providing adequate records for such transition. The parties intend that such transition shall be completed as promptly as reasonably practicable after Closing (as defined in the SpectraSite Newco Purchase Agreement).

3.2      PRORATIONS.

         (a) As soon as practicable after the Effective Date, Taxes attributable to the Contributed Assets allocated to Assignor pursuant to Section 15(c) of the Master Lease shall be apportioned to the Effective Date. Such apportionments shall be made pro rata on a per diem basis as of the Effective Date so that all such Taxes attributable to the period prior to the Effective Date are for the account of Assignor; and all such Taxes attributable to the period on and after the Effective Date are for the account of Assignee. Taxes shall initially be determined based on the previous year's taxes and shall later be adjusted to reflect the current year's Taxes when the tax bills are finally rendered. The parties shall fully cooperate to avoid, to the extent legally possible, the payment of duplicate Taxes, and each Party shall furnish, at the request of the other, proof of payment of any Taxes or other documentation which is a prerequisite to avoiding payment of a duplicate tax. In the event that either Party (the "Payor") pays a Tax for which the other Party (the "Payee") is obligated in whole or in part under this Section 3.2, the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee's proportionate share of such Tax, and the Payee shall promptly pay such share to the Payor. In the event either Party (the "Recipient") receives payments of a Tax to which the other Party (the "Beneficiary") is entitled in whole or in part under this Agreement, the Recipient shall promptly pay such share to the Beneficiary. In the event there exists as of the Effective Date any pending appeals of ad valorem tax assessments with regard to any Contributed Assets, the continued prosecution and/or settlement of such appeals shall be subject to the direction and control of Assignee with respect to assessments for the year within which the Assignment occurs.

         (b) Notwithstanding any provision to the contrary in this Assignment, the following items shall be also apportioned between Assignor and Assignee as of the

Effective Date: (a) rents and revenues under all Collocation Agreements (including the SBC Leaseback); (b) Prepaid Charges; (c) base rent, license fees, revenue sharing payments or other charges due to landlords, lessors or licensors under the Ground Leases to the extent paid or payable by Assignor under the Master Lease; (d) all amounts required to be reimbursed to Landlord under
Section 11(c) of the Master Lease for the maintenance and repair of lighting systems; and (d) charges and payments under all Site Contracts. Such apportionments shall be made pro rata on a per diem basis as of the Effective Date so that all such rents, revenues, charges and payments attributable to the period prior to the Effective Date are for the account of Assignor; and all such rents, revenues, charges and payments attributable to the period from and after the Effective Date are for the account of Assignee with such adjustments to be made as of the Effective Date by the party that on a net basis owes money to the other party under this Section by wire transfer of immediately available funds to such accounts as such other party shall direct in writing. In addition, the amount of all Tenant Security Deposits shall be credited to the account of Assignee or assigned to Assignee as part of the apportionment. The parties shall fully cooperate to avoid, to the extent legally possible, making duplicate payments to ground lessors or other counter-parties under the Ground Leases and to other third parties.

         (c) In addition, in connection with any binding Collocation Agreement which has an original term of at least five (5) years and has a remaining term of at least four (4) years from the Closing, pursuant to which Assignor has made, is in the process of making or is otherwise obligated under the terms of the binding Collocation Agreement to make any Alterations (as defined by the Assigned Leases) which Alterations are not removable by the tenant thereunder (collectively, the "Assignor Alterations"), Assignee agrees as follows:

         (i) as to Assignor Alterations which have been completed by Assignor prior to Closing, as evidenced by the Completed Alteration Package and provided that the full cost thereof has not otherwise been reimbursed to Assignor by the tenant thereunder or otherwise and only if scheduled on attached SCHEDULE V(A) (the "Completed Assignor Alterations"), on the later of Closing or the date which is thirty (30) days after the receipt of the Completed Alteration Package, Assignee agrees to reimburse Assignor for the cost incurred by Assignor in connection with installing such Completed Assignor Alterations in the amount of the Completed Alteration Reimbursement Amount for each Completed Assignor Alteration. For each Completed Assignor Alteration, the "Completed Alteration Reimbursement Amount" shall be an amount equal to the lesser of (1) the direct third party expenses and capital costs actually incurred by Assignor in connection with the making of such Completed Assignor Alteration, as evidenced by the Completed Alteration Package, PLUS the Allocated Overhead Reimbursement Amount for such Completed Assignor Alteration LESS any such expenses or costs to the extent reimbursed in respect of such Assignor Alteration by tenants or third parties. or (2) the Budgeted Amount for such Completed Assignor Alteration less any amounts reimbursed in respect of such Assignor Alteration by tenants or third parties. With regard to the foregoing, attached hereto as SCHEDULE V(A) are the Budgeted Amounts for each Completed Assignor Alterations which provides an estimated Completed Alteration Reimbursement Amount for each Completed Assignor Alteration (as of the date hereof). The parties acknowledge that the Budgeted Amounts as set forth on the Construction Site Budget is Assignor's good faith estimates, as to each Completed Assignor Alteration, of the direct third party labor and capital costs incurred to complete each Completed Assignor Alteration PLUS the Allocated Overhead Reimbursement Amount. Schedule V(a) will be subject to update to include In Process Assignor Alterations which become Completed Assignor Alterations between the date hereof and closing; provided that the Budgeted Amounts with respect thereto shall remain the same.

         (ii) As to Assignor Alterations which are, at Closing, in the process of being made by Assignor, and which are not completed as of Closing and PROVIDED THAT the full cost has not otherwise been reimbursed to Assignor by the tenant thereunder or otherwise and Assignee has received the In Process Alteration Package, Assignee will in connection therewith assume the obligation to complete such Assignor Alteration but only if it is scheduled on attached
SCHEDULE V (B) (the "In Process Assignor Alterations"). Assignor agrees to complete, in a good and workmanlike manner in accordance with the applicable terms of the Collocation Agreement, each In Process Assignor Alteration to the Transition Point. On the later of Closing or the date which is thirty (30) days after the receipt of the In Process Alteration Package, Assignee agrees to reimburse Assignor for the Completed Alteration Reimbursement Amount, PROVIDED THAT, for purposes of this Section 3.2(c)(ii), the term "Budgeted Amount" as used in the definition of Completed Alteration Reimbursement Amount, shall refer, in the case of each In Process Alteration, only to the portion of the Budgeted Amount for such In Process Assignor Alteration which, in the reasonable good faith judgment of Assignor and Assignee, is fairly attributable to that portion of such In Process Assignor Alteration which has then been completed and evidenced as paid less any amounts reimbursed in respect of such In Process Assignor Alteration by tenants or third parties. Schedule V(b) will be subject to update to include Assumed Assignor Alterations which become In Process Assignor Alterations between the date hereof and closing and to delete In Process Assignor Alterations which become Completed Assignor Alterations between the date hereof and closing; PROVIDED THAT the Budgeted Amounts with respect thereto shall remain the same.

         (iii) As to Assignor Alterations which are, at Closing, committed by Assignor but not commenced by Assignor under a binding Collocation Agreement with a remaining term of at least five (5) years, Assignor will not commence any work and provided that the Collocation Agreement is assigned to Assignee, Assignee will in connection therewith assume the obligation to complete such Assignor Alteration but only if it is scheduled on attached SCHEDULE V(C) (the "Assumed Assignor Alterations"). Schedule V(c) will be subject to update to delete Assumed Assignor Alterations which become In Process Assignor Alterations or Completed Assignor Alterations between the date hereof and closing; PROVIDED THAT the Budgeted Amounts with respect thereto shall remain the same.

         If Assignor is obligated under a binding Collocation Agreement (with an outstanding term of at least four (4) years) to reimburse a tenant for, or grant a tenant allowance with respect to, an Alteration which is being (or has been) performed by such tenant but would otherwise be an Assignor Alteration (any such reimbursement or allowance, a "Tenant Allowance Amount"), such amount shall be included as a direct cost of Assignor in calculating the Completed Alteration Reimbursement Amount and shall also be included in the Budgeted Amount with respect to such Assignor Alteration and accordingly, Assignee shall, as part of the Completed Alteration Reimbursement Amount, either reimburse Assignor for such Tenant Allowance Amount to the extent such amount has been paid by Assignor to such tenant, or assume the obligation to pay the Tenant Allowance (to the extent not already paid) in a manner consistent with that described in this Section 3.2
(c).

         All disputes regarding amounts reimbursable in respect of Assignor Alterations (which disputes may be based solely on an assertion by Assignee either that the work was not properly completed or documented or that such amounts were calculated in a manner inconsistent with the provisions of this Agreement) shall be resolved in the same manner as set forth in Article IV of the Termination and Amendment of Build to Suit by and between SBC Guarantor, SpectraSite Guarantor and SpectraSite Communications Inc. If any of the other aforesaid apportionments or adjustments or reimbursements under this Section 3.2 cannot be calculated accurately or supported adequately on the Effective Date, then the same shall be calculated and adjusted once by Assignor and Assignee after the Effective Date in accordance with the following procedures. Within five business days after the last day of the third full calendar month following the Effective Date, Assignor and Assignee shall exchange their respective post-Effective Date calculations of such apportionments, adjustments and reimbursements, together with appropriate supporting documentation. Assignor and Assignee shall in good faith agree upon the post-Effective Date apportionments on or before the last day of the fourth full calendar month following the Effective Date. If at the end of such period, Assignor and Assignee cannot agree on the post-Effective Date apportionments, Assignor and Assignee shall submit to an independent accounting firm (the "ACCOUNTING FIRM") for review and resolution of any and all matters which remain in dispute. The Accounting Firm shall be any nationally recognized independent public accounting firm as shall be agreed upon by Assignor and Assignee in writing. The Accounting Firm shall be instructed to, within thirty (30) days after the submission of any disputed matters, review and resolve all such disputed matters and to report its resolution thereof to Assignor and Assignee, and such report shall be final, binding and conclusive on Assignor and Assignee with respect to all such disputed matters. The fees and expenses of the Accounting Firm incurred pursuant to this Section shall be borne fifty percent (50%) by Assignor and fifty percent (50%) by Assignee. No other post-Effective Date apportionments shall be made by the parties. Either party owing the other party a sum of money based on the agreed-upon post-Effective Date apportionments shall pay said sum to the other party on or before the last day of the fifth full calendar month following the Effective Date. The aforesaid post-Effective Date adjustment shall be the only post-Effective Date adjustment of the items to be apportioned, reimbursed or adjusted under this Section. The provisions of this Section shall not affect the obligations of Assignor and Assignee under this Agreement with respect to the Retained Liabilities and the Assumed Liabilities, respectively.

3.3      SALES AND TRANSFER TAXES; ASSET TRANSFERS.

         Assignor shall pay (or if appropriate reimburse Assignee) for all state and local sales, documentary and other transfer taxes, if any, due as a result of the Assignment. Assignor shall file all necessary tax returns and other documents required to be filed with respect to all such taxes. The parties will cooperate to the extent reasonably necessary to make such filings or returns as may be required.


                                    ARTICLE 4
                                  MISCELLANEOUS

4.1.     DEFINITIONS.

         When used in this Agreement, the following capitalized terms shall have the following meanings:

         "ALLOCATED OVERHEAD REIMBURSEMENT AMOUNT" means as to any Completed Assignor Alteration, (i) that portion of the personnel and overhead expenses of Assignor's construction group responsible for the alteration work for such Completed Assignor Alteration, which is equitably allocated to such Completed Assignor's Alteration plus (ii) the direct cost of labor provided by Assignor with respect to the construction of such Completed Assignor's Alteration plus fifteen percent (15%) of the actual construction cost (including the cost of the aforesaid labor) with respect to such Completed Assignor's Alteration.

         "ASSIGNED LEASES" means, collectively, the following: (i) that certain Lease and Sublease, dated as of December 14, 2000, by and among Landlord, Guarantor 1, Guarantor 2 and Assignor as to the Sites (as heretofore amended or affected, by various amendments and side letters, the "Master Lease"); and (ii) individually, as to each Site, the applicable Site Designation Supplement (as defined in and contemplated by the Master Lease) (herein, collectively, the "Site Designation Supplements").

         "ASSUMED ASSIGNOR ALTERATIONS" shall have the meaning ascribed thereto in Section 3.2(c)(iii) hereof.

         "ASSUMED LIABILITIES" means: (i) the obligations and liabilities of Assignor, which arise out of or relate to, and accrue in connection with the Contributed Assets during the period of time from and after the date hereof (but not before), including, without limitation, the obligation to pay for and complete any Assumed Assignor Alteration which is required under any binding Collocation Agreement, but only as scheduled on SCHEDULE V(C) attached hereto;
(ii) the obligations and liabilities of Assignor which arise out of, related to or are based on that certain letter agreement (commonly known as the "SMS Side Letter") dated December 14, 2000 by and among Assignor, SBC Tower Holdings LLC and SBC Communications Inc. regarding the SMS Agreement (as defined therein); and (iii) the obligation and liability of Assignor to pay $10 million in cash to SBC Tower Holdings LLC in the manner required by the Unwind

Side Letter (as defined in the Purchase Agreement(herein, "Side Letter Obligation")). "Assumed Liabilities" shall, without limitation, specifically exclude Retained Liabilities.

         "BUDGETED AMOUNT" means, with respect to a Completed Assignor Alteration or In Process Alteration, as applicable the total amount of the estimated development and construction budget for such Completed Assignor Alteration or In Process Assignor Alteration, as applicable, as set forth on attached SCHEDULE V(A) as to Completed Assignor Alterations and Schedule V(b) as to In Process Assignor Alterations.

         "COLLOCATION AGREEMENT(S)" means as regards the sublease or license of space on any of the Sites by Assignor as landlord, lessor, sublandlord or sublessor (or as successor landlord, lessor, sublandlord or sublessor), each sublease, license or other collocation agreement or option or commitment with respect thereto (other than the SBC Leaseback) and that is listed on the attached SCHEDULE II, and all rents, revenue and security or other deposits (if any) from tenants thereunder ("Tenant Security Deposits").

         "COMPLETED ALTERATION PACKAGE" means, as to each Completed Assignor Alteration, the package to be delivered by Assignor to evidence completion of the Completed Assignor Alteration, which should include, as applicable a certificate of occupancy (or the equivalent) if required to be issued in connection with such Completed Assignor Alteration by the applicable jurisdiction and/or a Notice to Proceed ("NTP") issued, in good faith and in accordance with the applicable Collocation Agreement, by Assignor under the applicable Collocation Agreement for such Site indicating that the landlord work required thereunder is complete and/or including such other documents which would be the substantive equivalent of the foregoing in the applicable jurisdiction (if required) and/or under the applicable Collocation Agreement, together with as to the applicable Completed Assignor Alteration, plans and specifications, Permits, drawings, warranties and other information and materials related thereto and to evidence the costs, including all paid invoices and lien waivers as appropriate to evidence the costs incurred by Assignor for which reimbursement is requested.

         "COMPLETED ALTERATION REIMBURSEMENT AMOUNT" means, as to each Completed Assignor Alteration, the reimbursement amount to be paid by Assignee in connection therewith as defined in Section 3.2 (c)(i) hereof.

         "COMPLETED ASSIGNOR ALTERATION(S)" shall have the meaning ascribed thereto in Section 3.2(c)(i) hereof.

         "CONTRIBUTED ASSETS" means (1) all right, title and interest of Assignor, as lessee or sublessee, in and to the Assigned Leases, including, without limitation, all right, title and interest of Assignor, as lessee or sublessee, in and to the Subleased Property (including, without limitation, any Alterations), and the Subleasehold Estate created under and pursuant to, and as those terms are defined by the Assigned Leases, but solely as to the Sites ("Subleased Interests"), (2) all Tower Related Assets and (3) any Governmental Permits held by Assignor with respect to the Subleased Interests and Tower Related Assets.

         "EXCLUDED ASSETS" means all assets and rights of the Assignor other than the Contributed Assets.

         "GOVERNMENTAL PERMITS" mean any and all governmental approvals, permits, licenses, registrations, certificates of occupancy, approvals and other governmental authorizations.

         "GROUND LEASE(S)" means individually, the ground lease or other lease, easement or license creating the interest of Landlord in the land on which the tower structures are located as described on SCHEDULE I.

         "IN PROCESS ASSIGNOR ALTERATION(S)" shall have the meaning ascribed thereto in Section 3.2(c)(ii) hereof.

         "IN PROCESS REIMBURSEMENT AMOUNT" shall be the reimbursement amount payable to Assignor for each In Process Assignor Alteration as determined in accordance with Section 3.2 (c)(ii) hereof.

         "IN PROCESS ALTERATION PACKAGE" means a package of information required to be delivered by Assignor relating to an In Process Assignor Alteration to evidence the completion of the applicable work and services for which reimbursement is requested by Assignor and which has been prepared by Assignor and submitted to Assignee, together with all of the information, reports and materials related to In Process Assignor Alteration including the applicable Collocation Agreement creating the obligation, any designs, plans and specifications, Permits, drawings, warranties and other information and materials related thereto and to evidence the costs, including all paid invoices and lien waivers as appropriate to evidence the costs incurred by Assignor for which reimbursement is requested, maintained or required to be obtained by Assignor in connection with the Alteration Milestones (as completed) for each In Process Assignor Alteration including, as applicable, all related correspondence, third party reports and invoices (shown as paid) and lien waivers (if applicable) related thereto, and zoning applications, if any, filed for such In Process Assignor Alteration, whether or not granted.

         "LANDLORD" means SBC Tower Holdings LLC, a Delaware limited liability company.

         "LAW" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its assets, liabilities, or business, including those promulgated, interpreted or enforced by any regulatory authority.

         "PERMITTED ENCUMBRANCES" means as to any Site: (i) liens imposed on Assignor for current real or personal property Taxes not yet due and payable or which are being contested in good faith, provided that in connection with any contest, neither the Site nor any part thereof is in danger of sale, foreclosure or forfeiture by reason of the nonpayment of such Taxes or any interest, late payment fees, penalties and other charges imposed in connection therewith, (ii) any lien, mortgage, security interest, deed of trust, hypothecation, assignment, deposit, pledge, restriction on transferability, easement, option or other claim, charge or encumbrance of any nature placed upon the interest in a Site of the lessor or landlord under the applicable Ground Lease, Site Lease or Assigned Leases, (iii) easements, rights of way or similar grants of rights to a third party for access to or across a Site granted to any utility or similar entity in connection with the provision of electric, water, sewage, telephone, gas or similar services, that do not materially adversely affect the use and operation of the Site, (iv) the applicable Ground Lease, (v) Site Contracts, (vi) any Collocation Agreement,
(vii) the sublease back to Landlord of the "Reserved Space" as defined by and pursuant to the Assigned Leases (the "SBC Leaseback"), (viii) the SMS Side Letter (ix) Laws, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Sites,
(x) inchoate worker's, carrier's and materialman's liens incurred in the ordinary course of business related to obligations not yet due and payable or worker's, carrier's and materialman's liens which are being contested in good faith, PROVIDED THAT in connection with any contest, neither the Site nor any part thereof is in danger of sale, foreclosure or forfeiture by reason of the nonpayment thereof, (x) liens that are, individually or in the aggregate, de minimis in character, amount or extent, and that do not otherwise detract from the value and interfere in any respect with the permitted use of a Site and (x) any oil, gas and mineral leases that do not adversely affect the use and operation of the Site.

         "PERSON" means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

         "RETAINED LIABILITIES" means any Lien or contract (other than the Side Letter Obligation) that is not a Permitted Encumbrance and any other liabilities and obligations (other than a Permitted Encumbrance) that arose and accrued with respect to any Contributed Asset prior to the date hereof.

         "SIDE LETTER OBLIGATION" shall have the meaning set forth in the definition of Assumed Liabilities.

         "SITE(S)" means the cell tower sites identified on SCHEDULE I attached that are owned, leased, licensed or otherwise held by Landlord pursuant to the Ground Leases.

         "SITE CONTRACT(S)" means each contract, contractual obligation, and binding commitment with respect to the management, operation, maintenance, servicing and construction of, and the provision of utility services to, the Site to which Assignor is a party or is bound, all only as listed on SCHEDULE III attached hereto.

         "SITE LEASE" means the ground lease, or license or easement for land appurtenant to any Site on which Assignor is the lessee, licensee or beneficiary and that is listed on attached SCHEDULE IV.

         "SMS SIDE LETTER" shall have the meaning set forth in the definition of Assumed Liabilities.

         "TAX" or "TAXES" means Taxes and Assessments as defined in the Master Lease.

         "TOWER RELATED ASSETS" means with respect to each Site, (a) the Collocation Agreements, (b) the SBC Leaseback, (c) the Site Contracts, (d) Site Leases, (e) all prepaid items, unbilled costs and fees, and accounts, notes and other receivables under the Assigned Leases, the Site Contracts and Collocation Agreements (collectively, "Prepaid Charges"), (f) all rights to any warranties held by Assignor with respect to the Subleased Interest or other Tower Related Assets to the extent such rights are assignable, including those assignable with consent to the extent such consents are received, or, to the extent not so received, all amounts received by Assignor with respect to claims made after the date hereof with respect to such unassigned rights to any warranties, (g) any other right, title of interest of Assignor in and to the Sites created pursuant to the Assigned Leases including without limitation any purchase option for the Sites thereunder, (h) any other right, title of interest of Assignor in and to the Sites created pursuant to the Agreement to Sublease which survives the Closing of the Site under the Master Lease and (i) copies of, or extracts from, all current files and records of Assignor to the extent that such files or records contain information related to the design, construction, management, operation, maintenance, ownership, occupancy or leasing of the Contributed Assets including, without limitation, all documents and instruments relating to the Contributed Assets, surveys, title reports, environmental documents and architectural and engineering drawings.

         "TRANSITION POINT" means, for each In Process Assignor Alteration, the date within the 30 day period following the Closing on which it is (in accordance with good construction practices, in the reasonable good faith judgment of Assignor and Assignee) most desirable and appropriate for Assignor to cease work and for Assignee to commence work.

4.2      ENTIRE AGREEMENT.

         This Agreement (including the Schedules referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding the forgoing, neither the making nor the acceptance of this Agreement shall modify or restrict the terms of the SpectraSite Newco Purchase Agreement nor constitute a waiver or release of Assignor of any representations, warranties, liabilities, obligations, duties or obligations imposed upon it by the terms of the SpectraSite Newco Purchase Agreement and in the event of any dispute between the terms hereof and the SpectraSite Newco Purchase Agreement, the terms of the SpectraSite Newco Purchase Agreement shall control.

4.3      AMENDMENTS.

         To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of each of the parties.

4.4      SUCCESSORS AND ASSIGNS.

         This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

4.5      NOTICES.

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:


         Assignor:                 c/o SpectraSite Holdings, Inc.
                                   100 Regency Forest Drive, Suite 400
                                   Cary, North Carolina 29511
                                   Facsimile Number:  (919) 468-8522
                                   Attention:   General Counsel


         With a copy to:           Paul, Weiss, Rifkind, Wharton & Garrison
                                   1285 Avenue of the Americas
                                   New York, New York 10019-6064
                                   Facsimile Number: (212) 757-3990
                                   Attention:   Mitchell L. Berg
                                                Bruce A. Gutenplan


         Assignee:                 c/o Cingular Wireless LLC
                                   5565 Glenridge Connector
                                   Atlanta, Georgia 30342
                                   Facsimile Number:  (404) 236-5574
                                   Attention:    Mila A. Ostin

         With a copy to:           Alston & Bird LLP
                                   One Atlantic Center
                                   1201 West Peachtree Street
                                   Atlanta, Georgia 30309-3424
                                   Facsimile Number:  (404) 881-4777
                                   Attention:    Pinney L. Allen

4.6      GOVERNING LAW.

         The parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of New York, without regard to its conflict of law or choice of law principles. The parties all expressly agree and acknowledge that the State of New York has a reasonable relationship to the parties and/or this Agreement.

4.7      COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.8      CAPTIONS; ARTICLES AND SECTIONS.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

4.9      INTERPRETATIONS.

         Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

4.10     SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this

Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Executed as of the later of the two signature dates below.

ASSIGNOR:                                ASSIGNEE:

SOUTHERN TOWERS, INC.                    CA/NV TOWER HOLDINGS, LLC,
a Delaware corporation
                                         a Delaware limited liability company

By: _______________________________
    its authorized representative        By: _______________________________
                                              its authorized representative
Date: _____________________________      Date: _____________________________

                            CONSENT AND MODIFICATION

This Consent and Modification to Master Lease (this "Consent") is executed concurrently with the execution of the Southern Towers Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") to which this is attached and is made as of _______, 2002 by and between SOUTHERN TOWERS, INC., a Delaware corporation ("Assignor"), and CA/NV TOWER HOLDINGS, LLC, a Delaware limited liability company ("Assignee") and SBC TOWER HOLDINGS LLC, a Delaware limited liability company ("Landlord"), and each of SBC WIRELESS LLC, a Delaware limited liability company ("SBC Guarantor"), and SPECTRASITE HOLDINGS, INC., a Delaware corporation ("SpectraSite Guarantor"). When used in this Consent, the capitalized terms have the meanings ascribed thereto in the Assignment and Assumption Agreement unless otherwise defined herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, the parties agree as follows:

         1. CONSENT. Subject to the terms and conditions contained in this Consent, and further subject to and effective upon the consummation of the subsequent sale of the Membership Interest (as defined in the SpectraSite Newco Purchase Agreement) to Buyer (as defined in the SpectraSite Newco Purchase Agreement) and satisfaction of other conditions as required by the SpectraSite Newco Purchase Agreement, Landlord hereby consents to the transactions contemplated by the Assignment and Assumption Agreement, including the assignment by Assignor of the Contributed Assets and the acceptance of the Contributed Assets and assumption of the Assumed Liabilities by Assignee. In addition and without limiting the foregoing, Landlord hereby consents to the sale of the Membership Interest (as defined in the SpectraSite Newco Purchase Agreement) to Buyer pursuant to the SpectraSite Newco Purchase Agreement.

         2. CONFIRMATION. With respect to the Sites, Landlord, Assignor and Assignee hereby ratify and confirm their respective obligations under the Assigned Leases and confirm each to the other that as of the Effective Date, each of the Assigned Leases are in full force and effect.

         3. MODIFICATION. Landlord, Assignor and Assignee hereby modify the Master Lease as follows:

         3.1 Section 3(b) of the Master Lease is hereby modified and amended to recognize the assignment to, and assumption by, Assignee of Assignor's interest in the Sites and upon the Effective Date, to sever the Master Lease so that the Master Lease shall be deemed to constitute, and operate as, two separate (and identical in all respects other than the Sites and the parties thereto) master leases as follows: 1) one master lease between Assignee and Landlord (the "Site Master Lease") as to the Sites covered by the Assignment, which together with the applicable Site Designation Supplements, shall be deemed to constitute a single sublease covering the Subleased Property of all of such

Sites and 2) the other master lease between Landlord and Assignor (the "Remaining Site Master Lease") as to all other Sites subject to the Master Lease (the "Remaining Sites"), together with all other applicable Site Designation Supplements, shall be deemed to constitute a separate single sublease of all of the Remaining Sites. The parties agree that as of the Effective Date, the only difference between the Remaining Site Master Lease and Site Master Lease will be the parties thereto and which site locations are covered thereby so that the definition of "Sites" will be deemed to be the Sites as to the Site Master Lease and the Remaining Sites as to the Remaining Site Master Lease. The parties acknowledge the Site Master Lease is not a new lease, merely a partial assignment of the Master Lease. From and after the Effective Date, the Site Master Lease and Remaining Site Master Lease shall constitute separate instruments and the parties to the Site Master Lease can modify or amend the Site Master Lease independently of, and without participation, execution or acknowledgement of the Assignee and such amendments will not effect the Remaining Site Master Lease and the SpectraSite guaranty shall not apply to the Site Master Lease; PROVIDED THAT nothing herein shall release the SpectraSite Guarantor from its obligations, responsibilities and liabilities with respect to the Master Lease to the extent such obligations, responsibilities and liabilities arose prior to the date hereof. Similarly, from and after and after the Effective Date, the parties to the Remaining Site Master Lease can modify or amend the Remaining Site Master Lease independently of, and without, participation, execution or acknowledgement of the Assignor and such amendments will not effect the Remaining Site Master Lease.

         3.2 Except as expressly amended or modified herein, the provisions of the Master Lease shall remain in full force and effect.

         4.       MISCELLANEOUS

         4.1      CAPTIONS; ARTICLES AND SECTIONS.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

         4.2      GOVERNING LAW.

         The parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, without regard to its conflict of law or choice of law principles. The parties all expressly agree and acknowledge that the State of New York has a reasonable relationship to the parties and/or this Agreement.

       4.3        COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

       4.4        EFFECTIVENESS.

         This Agreement shall become effective upon the Closing Date (as defined in the SpectraSite Newco Purchase Agreement) (the "Effective Date"); provided that if the SpectraSite Newco Purchase Agreement is terminated in accordance with the terms thereof, this Agreement shall be null and void.

                          [EXECUTION ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers executed as of the later of the two signature dates below.

ASSIGNOR:                                ASSIGNEE:

SOUTHERN TOWERS, INC.                    CA/NV TOWER HOLDINGS, LLC,
a Delaware corporation
                                         a Delaware limited liability company

By: /s/ Glen F. Spivak                   By: Southern Towers, Inc.,
    -------------------------------          its sole Member
    Glen F. Spivak
    Vice President
                                         By: /s/ Glen F. Spivak
                                             -------------------------------
                                             Glen F. Spivak
                                             Vice President



                                     JOINDER

         The undersigned Landlord and Guarantors join in for the sole purpose of consenting to the Assignment and Modification and severing of the Master Lease as contemplated hereby.

LANDLORD

SBC TOWER HOLDINGS LLC,
a Delaware limited liability company

By:  NEW SOUTHWESTERN BELL
        MOBILE SYSTEMS, INC., its
        Managing Member


      By: /s/ James S. Kahan
         -----------------------------------
      Name:  James S. Kahan
      Title: President


SPECTRASITE GUARANTOR                   SBC GUARANTOR

SPECTRASITE HOLDINGS, INC.,             SBC WIRELESS LLC, a Delaware
a Delaware corporation company          limited liability

By: /s/ Glen F. Spivak                  By:  /s/ Stephen A. McGaw
    ------------------------------           ----------------------------------
Name:  Glen F. Spivak                   Name:   Stephen A. McGaw
Title: Vice President                   Title:  Executive Vice President -
                                                Corporate Development